                                  WARRANT AGREEMENT


                                   November 7, 1997

COMVEST PARTNERS, INC.
8235 Douglas Ave., Suite 525
Dallas, Texas  75225

Ladies and Gentlemen:

     HORIZON Pharmacies, Inc., a Texas corporation (the "Company"), agrees to issue and sell to you (the "Warrant Holder") warrants (the "Warrants") to purchase the number of shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company set forth herein, subject to the terms and conditions contained herein.

     1. ISSUANCE OF WARRANTS; EXERCISE PRICE. The Warrants, which shall be in the form attached hereto as Exhibit A, shall be issued to the Warrant Holder concurrently with the execution hereof in consideration of the payment by the Warrant Holder to the Company of the sum of $0.001 cash per share of Common Stock subject to the Warrants, the receipt and sufficiency of which are hereby acknowledged. The Warrant shall provide that the Warrant Holder (or such other holder or holders of the Warrants to whom transfer is authorized in accordance with the terms of this Agreement) shall have the right to purchase an aggregate of 30,000 shares of Common Stock (the "Option Shares") for an exercise price equal to $6.72 per share (the "Exercise Price") or $201,600 in the aggregate (both the Option Shares and Exercise Price give effect to a 3-for-2 split of the Common Stock which has a record date of November 21, 1997). The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as hereinafter provided, and the term "Common Stock" shall mean, unless the context otherwise requires, the stock and other securities and property receivable upon exercise of the Warrants. The term "Exercise Price" shall mean, unless the context otherwise requires, the price per share of the Common Stock purchasable under the Warrants as set forth in this Section 1, as adjusted from time to time pursuant to Section 5. Upon exercise of the Warrants by the holder thereof, the shares of Common Stock with respect to which the Warrants are exercised will be validly issued, fully paid, and nonassessable, and good and marketable title to such shares of Common Stock shall be delivered to such holder free and clear of all liens, encumbrances, equities, claims or preemptive or similar rights.

     2. NOTICES OF RECORD DATE; ETC.. In the event of (i) any taking by the Company of a record date with respect to the holders of any class of securities of the Company for purposes of determining which of such holders are entitled to dividends or other distributions (other than regular quarterly dividends), or any right to subscribe for, purchase or otherwise acquire shares of stock of any class or any other securities or property, or to receive any other right, (ii) any capital reorganization of the Company, or reclassification or recapitalization of capital stock of the Company or any transfer in one or more related transactions of all or a majority of the assets or revenue or income generating capacity of the Company to, or consolidation or merger of the Company with or into, any other entity or person, or (iii) any voluntary or involuntary dissolution or winding up of the Company, then and in each such event the Company will mail or cause to be mailed to the Warrant Holder a notice specifying, as the case may be, (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or (B) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or any other class of stock or securities of the Company, or another issuer pursuant to Section 5, receivable upon the exercise of the Warrants) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such event. Any such notice shall be deposited in the United States mail, postage prepaid, at least ten (10) days prior to the date therein specified, and the holders(s) of the Warrant(s) may exercise the Warrant(s) and participate in such event as a registered holder of Common Stock, upon exercise of the Warrant(s) so held, within the ten (10) day period from the date of mailing of such notice.
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     3.   NO IMPAIRMENT.  The Company shall not, by amendment of its organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or of the Warrants, but will at all times in good faith take any and all action as may be necessary in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, shares of Common Stock issuable from time to time upon exercise of the Warrants, (b) will not increase the par value of any shares of stock receivable upon exercise of the Warrants above the amount payable in respect thereof upon such exercise, and (c) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of the Warrants, or any of them.

     4. EXERCISE OF WARRANTS. At any time and from time to time on and after the first anniversary of the date hereof and expiring on the fifth anniversary of the effective date of this Agreement at 5:00 p.m., Dallas, Texas time, the Warrants may be exercised as to all or any portion of the whole number of shares of Common Stock covered by the Warrants by the Warrant Holder by surrender of the Warrants, accompanied by a subscription for shares to be purchased in the form attached hereto as Exhibit B and by a check payable to the order of the Company in the amount required for purchase of the shares as to which the Warrant is being exercised, delivered to the Company at its principal office at 275 W. Princeton Drive, Princeton, Texas 75407, Attention: President. Certificates for shares of Common Stock issuable by reason of the exercise of the Warrant or Warrants shall be dated and shall be effective as of the date of the surrendering of the Warrant for exercise, notwithstanding any delays in the actual execution, issuance or delivery of the certificates for the shares so purchased. In the event a Warrant or Warrants is exercised as to less than the aggregate amount of all shares of Common Stock issuable upon exercise of all Warrants held by the Warrant Holder, the Company shall issue a new Warrant to the Warrant Holder so exercised covering the aggregate number of shares of Common Stock as to which Warrants remain unexercised.

     5. PROTECTION AGAINST DILUTION. The Exercise Price for the shares of Common Stock and number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment from time to time as follows:

          (a) STOCK DIVIDENDS, SUBDIVISIONS, RECLASSIFICATIONS, ETC.. In case at any time or from time to time after the date of execution of this Agreement, the Company shall (i) take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or a distribution on shares of Common Stock payable in shares of Common Stock or other class of securities; (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares; or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, then, and in each such case, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted in such a manner that the Exercise Price for the shares issuable upon exercise of the Warrants immediately after such event shall bear the same ratio to the Exercise Price in effect immediately prior to any such event as the total number of shares of Common Stock outstanding immediately prior to such event shall bear to the total number of shares of Common Stock outstanding immediately after such event.

          (b) ADJUSTMENT OF NUMBER OF SHARES PURCHASABLE. When any adjustment is required to be made in the Exercise Price under this Section 5:
(i) the number of shares of Common Stock issuable upon exercise of the Warrants shall be changed (upward to the nearest full share) to the number of shares determined by dividing (x) an amount equal to the number of shares issuable pursuant to the exercise of the Warrants immediately prior to the adjustment, multiplied by the Exercise Price in effect immediately prior to the adjustment, by (y) the Exercise Price in effect immediately after such adjustment; and (ii) upon exercise of the Warrant, the Warrant Holder will be entitled to receive the number of shares of other securities referred to in
Section 5(a) that such Warrant Holder would have received had the Warrant been exercised prior to the events referred to in Section 5(a).

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          (c)  ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.. In
case of any reorganization or consolidation of the Company with, or any merger of the Company with or into, another entity (other than a consolidation or merger in which the Company is the surviving corporation) or in case of any sale or transfer to another entity of the majority of assets of the Company, the entity resulting from such reorganization or consolidation or surviving such merger or to which such sale or transfer shall be made, as the case may be, shall make suitable provision (which shall be fair and equitable to the Warrant Holder) and shall assume the obligations of the Company hereunder (by written instrument executed and mailed to the Warrant Holder) pursuant to which, upon exercise of the Warrants, at any time after the consummation of such reorganization, consolidation, merger or conveyance, the Warrant Holder shall be entitled to receive the stock or other securities or property that the Warrant Holder would have been entitled to upon consummation if such Warrant Holder had exercised the Warrants immediately prior thereto, all subject to further adjustment as provided in this Section 5.

          (d) CERTIFICATE AS TO ADJUSTMENTS. In the event of adjustment as herein provided in paragraphs of this Section 5, the Company shall promptly mail to the Warrant Holder a certificate setting forth the Exercise Price and number of shares of Common Stock issuable upon exercise after such adjustment and setting forth a brief statement of facts requiring such adjustment. Such certificate shall also set forth a brief statement of facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which the Warrants shall be exercisable after any adjustment of the Exercise Price as provided in this Agreement.

          (e) MINIMUM ADJUSTMENT. Notwithstanding the foregoing, no certificate as to adjustment of the Exercise Price hereunder shall be made if such adjustment results in a change in the Exercise Price then in effect of less than five cents ($0.05) and any adjustment of less than five cents ($0.05) of any Exercise Price shall be carried forward and shall be made at the time of and together with any subsequent adjustment that, together with the adjustment or adjustments so carried forward, amounts to five cents ($0.05) or more; provided however, that upon the exercise of a Warrant, the Company shall have made all necessary adjustments (to the nearest cent) not theretofore made to the Exercise Price up to and including the date upon which such Warrant is exercised.

     6. REGISTRATION RIGHTS. The Company agrees that if any time on or after the first anniversary of the date hereof but before the fifth anniversary of the date hereof the Company proposes to file a registration statement under the Act covering a proposed sale of shares of Common Stock, it shall give to the Warrant Holder notice of such proposed registration at least 30 days prior to the filing of the registration statement and shall afford the Warrant Holder who then proposed to sell or distribute publicly any of the shares subject to the Warrants (including shares of Common Stock acquired pursuant to the prior exercise of the Warrants) upon giving not less than 10 days notice prior to such filing, the opportunity to have such shares included in the securities registered under the registration statement. All expenses, disbursements and fees (including, but without limitation, fees and expenses of counsel, auditing fees, printing expenses, SEC filing fees and expenses, but excluding any underwriting discounts or commissions) incurred in connection with the registration by the Company of the sale of any shares for the Warrant Holder under this Section 6 shall be borne by the Company.

     7.   STOCK EXCHANGE LISTING.   In the event the Company's Common Stock
is listed on an national securities exchange at the time of exercise of a Warrant, the Company will, at its expense, also list on such exchange, upon exercise of the Warrant, all shares of Common Stock issuable pursuant to such Warrant.

     8. SUCCESSORS AND ASSIGNS; BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Warrant Holder and the Company and their respective successors and permitted assigns.

     9. NOTICES. Any notice hereunder shall be given by registered or certified mail, if to the Company, at its principal office referred to in
Section 4 and, if to the Warrant Holder, to its address shown in the Warrant ledger of the Company, provided that the Warrant Holder may at any time on three
(3) days'
written notice to the Company designate or substitute another address where notice is to be given. Notice shall be deemed given and received after a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail.

     10. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Agreement.

     11. ASSIGNMENT; REPLACEMENT OF WARRANTS. If the Warrant or Warrants are assigned, in whole or in part, the Warrants shall be surrendered at the principal office of the Company, and thereupon, in the case of a partial assignment, a new Warrant shall be issued to the Warrant Holder covering the number of shares not assigned, and the assignee shall be entitled to receive a new Warrant covering the number of shares so assigned. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant and appropriate bond or indemnification protection, the Company shall issue a new Warrant of like tenor. The Warrants will not be transferred, sold, or otherwise hypothecated by the Warrant Holder and the Warrants will be nontransferable, except to (i) one or more persons, each of which on the date of transfer is an officer, shareholder, or employee of the Warrant Holder; (ii) a partnership or partnerships, the partners of which are the Warrant Holder and one or more persons, each of whom on the date of transfer is an officer of the Warrant Holder; (iii) a successor to the Warrant Holder in merger or consolidation;
(iv) a purchaser of all or substantially all of the Warrant Holder's assets; or (v) a person that receives a Warrant upon death of the Warrant Holder pursuant to will, trust, or the laws of intestate succession.

     12. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Texas without giving effect to the principles of choice of laws thereof.

     13. DEFINITION. All references to the word "Warrant Holder", and to "ComVest Partners, Inc." in this Agreement shall be deemed to apply with equal effect to any persons or entities to whom Warrants have been transferred in accordance with the terms hereof, and, where appropriate, to any persons or entities holding shares of Common Stock issuable upon exercise of Warrants.

     14. HEADINGS. The headings herein are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions hereof.

                              Very truly yours,

                              HORIZON PHARMACIES, INC.


                              By:
                                   ----------------------------------------
                                   Ricky D. McCord, President

Accepted as of the ____ day of November, 1997.

COMVEST PARTNERS, INC.



By:
     ---------------------------------

                               EXHIBIT "A"

                            WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO
(i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933,
(ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. W-11                                                    30,000 Warrants



                             HORIZON PHARMACIES, INC.
                          COMMON STOCK PURCHASE WARRANT

     THIS IS TO CERTIFY that ComVest Partners, Inc. (the "Warrant Holder") or its assigns as permitted in that certain Warrant Agreement (the "Warrant Agreement") dated November 7, 1997, by and between the Company (as hereinafter defined) and the Warrant Holder is entitled to purchase at any time or from time to time on or after November 7, 1998 until 5:00 p.m., Oklahoma City, Oklahoma time on November 7, 2002, an aggregate of Thirty Thousand (30,000) shares of Common Stock, par value $0.01 per share, of HORIZON Pharmacies, Inc., a Texas corporation (the "Company"), for an exercise price per share as set forth in the Warrant Agreement referred to herein. This Warrant is issued pursuant to the Warrant Agreement, and all rights of the holder of this Warrant are further governed by, and subject to the terms and provisions of such Warrant Agreement, copies of which are available upon request to the Company. The holder of this Warrant and the shares issuable upon the exercise hereof shall be entitled to the benefits, rights and privileges and subject to the obligations, duties and liabilities provided in the Warrant Agreement.

     The issuance of this Warrant and the shares issuable upon the due and timely exercise hereof have not been registered under the Securities Act of 1933, as amended (the "Act"), or any similar state securities law or act, and, as such, no public offering of either this Warrant of any of the shares of Common Stock issuable upon exercise of this Warrant may be made other than under an exemption under the Act or until the effectiveness of a registration statement under such Act covering such offering. Transfer of this Warrant is restricted as provided in Section 11 of the Warrant Agreement.

     Subject to the provisions of the Act, of the Warrant Agreement and of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, only to the extent expressly permitted in such documents and then only at the office of the Company at 275 W. Princeton Drive, Princeton, Texas 75407, Attention: President, by the Warrant Holder or by a duly authorized attorney-in-fact, upon surrender of this Warrant duly endorsed, together with the Assignment hereof duly endorsed. Until transfer hereof on the books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and its corporate seal to be hereunto affixed by its proper corporate officers thereunto duly authorized.

                                   HORIZON PHARMACIES, INC.


                                   By:
                                        -------------------------------
                                        Ricky D. McCord, President
(SEAL)

Attest:

---------------------------------
Sy S. Shahid, Secretary

                                    EXHIBIT "B"

                               WARRANT EXERCISE FORM

     The undersigned hereby irrevocably elects to exercise the right to purchase such number of shares indicated below, of common stock, $.01 par value ("Common Stock"), of HORIZON Pharmacies, Inc., pursuant to the terms of the attached Warrant Certificate, at the Purchase Price of $6.72 per share. The number of shares exercisable under such Warrant Certificate. The undersigned requests that a certificate for such securities be registered in the name of _______________________ whose address is _______________________, and that such certificate be delivered to the undersigned at such address. Accompanying this Warrant Exercise Form is a check in the amount of the aggregate Purchase Price for the shares of Common Stock purchased hereby.

     The number of shares as to which the Warrants are exercised: ____________.


Dated:                 WARRANT HOLDER:
       ---------------                 ----------------------------------------

                              By:
                                 ----------------------------------------------

                         Name (Print):
                                      -----------------------------------------

                         Title:
                               ------------------------------------------------

                         (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                         ------------------------------------------------------
                         (Social Security/Employer ID Number of Warrant Holder)